Exhibit 4.346

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 135051 dated October 05, 2015

For Rendering

Data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Limited Liability Company

Communication systems (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1026801161639

Tax Identification Number (TIN)

6831017477

Location address (place of residence):

211 r., 16, Internacionalnaya str., Tambov, Tambov region, 392000

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until October 05, 2020.

This License is granted by decision of the licensing body - Order dated August 28, 2015 No. 580-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 071828